Exhibit 99.1

March 21, 2016

Summit Healthcare REIT, Inc.
Recommends Rejection of

MacKenzie Capital Management Mini-Tender Offer

Dear Summit Healthcare Stockholder:

Recently you may have received correspondence from MacKenzie Capital Management or its affiliates (“MacKenzie”) relating to an unsolicited mini-tender offer to purchase your shares of Summit Healthcare REIT, Inc. (“we” or “Summit”).

We understand that MacKenzie is offering different prices per share to different stockholders, ranging from $1.05 to $1.12 per share. We believe that MacKenzie’s offer prices are less than the current and potential long-term value of Summit’s shares and recommend against selling shares at those prices. MacKenzie is not even offering the same price per share to each shareholder. Their low ball offer price varies from call to call.

To reject MacKenzie’s offer, simply ignore it. You do not need to respond.

MacKenzie’s range of offer prices is substantially below our most recent estimated valuation (as of December 31, 2015) of $2.34 per share.* In arriving at our recommendation against selling your shares to MacKenzie, we considered the historical performance of the real estate market and of our portfolio, along with our outlook with respect to executing and achieving our investment objectives in a manner that is accretive to stockholder value. Based on that review, we believe that MacKenzie is attempting to opportunistically acquire your shares in order to make a profit and, as a result, deprive you of the opportunity to realize longer term appreciation in value of your shares.

Please be aware that Summit is not in any way affiliated with MacKenzie. MacKenzie has made similar unsolicited mini-tender offers for shares of other public companies. We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. Mini-tender offers are designed to seek less than 5% of a company’s outstanding shares, thereby avoiding the filing, disclosure and procedural requirements adopted by the Securities and Exchange Commission (“SEC”) for the protection of investors. The SEC has cautioned investors about offers of this nature, noting that some “bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard.” Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

We have filed a Form 8-K with the SEC in response to MacKenzie’s offer, which is available for free on our website at www.summithealthcarereit.com. If you have any questions related to MacKenzie’s offer, please contact your financial advisor or Summit’s Investor Relations at 800.978.8136 or email at investorservices@summithealthcarereit.com. Again thank you for your support.

Sincerely,

Elizabeth A. Pagliarini

Chief Financial Officer

This letter contains forward-looking statements relating to the business and financial outlook of Summit Healthcare REIT, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Summit Healthcare REIT, Inc.’s annual report on Form 10-K for the year ended December 31, 2015. Forward looking statements in this letter speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

* For further information regarding the December 31, 2015 per share estimated valuation and certain limitations related thereto, please read our Form 10-K filed on March 18, 2016, available at www.summithealthcarereit.com.